UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2012
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 9, 2012, RF Micro Devices, Inc. (“RFMD”) completed its acquisition of Amalfi Semiconductor, Inc. (“Amalfi”) pursuant to the Agreement and Plan of Merger, dated as of November 4, 2012 (the “Merger Agreement”), by and among RFMD, Chameleon Acquisition Corporation, a wholly-owned subsidiary of RFMD (“Merger Sub”), Amalfi, and Shareholder Representative Services LLC, solely in its capacity as the escrow representative. On the terms and subject to the conditions set forth in the Merger Agreement, RFMD acquired 100% of the outstanding equity securities of Amalfi through the merger of Merger Sub with and into Amalfi (the “Merger”). As a result of the Merger, Amalfi, as the surviving corporation, became a wholly-owned subsidiary of RFMD. Prior to the Merger, Amalfi was a privately-held leading fabless semiconductor company specializing in cost effective, high performance radio frequency and mixed-signal integrated circuits for the rapidly growing entry-level smartphone market.

RFMD acquired Amalfi with cash on hand for total consideration (including amounts payable to certain Amalfi employees as a result of the Merger) of approximately $48.0 million subject to further upward or downward adjustment based on Amalfi's closing net working capital and a target amount set forth in the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” or “Material Adverse Effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about RFMD or Amalfi.

The foregoing description of the Merger Agreement is qualified in its entirety by the terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required to be filed with the Securities and Exchange Commission (the “SEC”) relating to RFMD's acquisition of Amalfi will be filed by amendment to this Current Report on Form 8-K no later than January 28, 2013.

(b)	Pro forma financial information.

The pro forma financial information required to be filed with the SEC relating to RFMD's acquisition of Amalfi will be filed by amendment to this Current Report on Form 8-K no later than January 28, 2013.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 4, 2012, by and among RFMD, Chameleon Acquisition Corporation, a wholly-owned subsidiary of RFMD, Amalfi Semiconductor, Inc., and Shareholder Representative Services LLC, solely in its capacity as the escrow representative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ Barry D. Church
Barry D. Church
Vice President and Corporate Controller

Date:    November 16, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of November 4, 2012, by and among RFMD, Chameleon Acquisition Corporation, a wholly-owned subsidiary of RFMD, Amalfi Semiconductor, Inc., and Shareholder Representative Services LLC, solely in its capacity as the escrow representative.